SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KENEXA CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	23-3024013
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

650 East Swedesford Road Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-124028

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

ITEM 1. Description of Registrant’s Securities to be Registered.

Kenexa Corporation is registering shares of common stock, par value $0.01 per share, pursuant to a registration statement on Form S-1, File No. 333-124028, that was originally filed with the Securities and Exchange Commission on April 12, 2005 (as subsequently amended, the “Registration Statement”). The description of the common stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

ITEM 2. EXHIBITS.

* 99.1.	Third Amended and Restated Articles of Incorporation of Kenexa Corporation (Incorporated by Reference to Exhibit 3.1 of the Registration Statement)

* 99.2.	Form of Articles of Amendment to the Articles of Incorporation of Kenexa Corporation (Incorporated by Reference to Exhibit 3.2 of the Registration Statement)

* 99.3.	Form of Amended and Restated Articles of Incorporation of Kenexa Corporation (Incorporated by Reference to Exhibit 3.3 of the Registration Statement)

* 99.4.	Amended and Restated Bylaws of Kenexa Corporation (Incorporated by Reference to Exhibit 3.4. of the Registration Statement)

* 99.5.	Form of Amended and Restated Bylaws of Kenexa Corporation (Incorporated by Reference to Exhibit 3.5 of the Registration Statement)

99.6.	Form of Specimen Stock Certificate of Kenexa Corporation

*	Incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KENEXA CORPORATION

Date: June 14, 2005	By:	/s/ Nooruddin S. Karsan
	Name:	Nooruddin S. Karsan
	Title:	Chief Executive Officer